
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Berkshire
Realty Company's Financial Statements for the year ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      15,957,023
<SECURITIES>                                10,857,659<F1>
<RECEIVABLES>                               15,810,742<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            25,561,349<F3>
<PP&E>                                     955,058,275<F4>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                           1,023,245,048
<CURRENT-LIABILITIES>                       29,652,398
<BONDS>                                    609,662,907<F5>
<PREFERRED-MANDATORY>                       65,656,537<F6>
<PREFERRED>                                          0
<COMMON>                                   322,260,033<F7>
<OTHER-SE>                                 (3,986,827)<F8>
<TOTAL-LIABILITY-AND-EQUITY>             1,023,245,048
<SALES>                                              0
<TOTAL-REVENUES>                            50,282,480<F9>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            44,803,339<F10>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          11,217,278
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (5,738,137)
<DISCONTINUED>                               1,551,928<F11>
<EXTRAORDINARY>                                      0
<CHANGES>                                  (1,539,563)<F12>
<NET-INCOME>                               (5,725,772)
<EPS-PRIMARY>                                    (.16)
<EPS-DILUTED>                                    (.16)

<F1>Includeds MBS securities, Mortgage loans and Notes receivable.
<F2>Includes escrows held.
<F3>Includes Intangible Asset and Workforce acquired of 6,773,714 and other assets of 18,787,635.
<F4>Includes properties held less depreciation.
<F5>Includes Credit Agreements, Mortgages payable and Construction loan.
<F6>Includes Minority Interest.
<F7>Includes Preferred Stock, Common Stock, Additional Paid-In Capital and
Accumulated deficit.
<F8>Includes Loan receivable to Officer and Treasury Stock.
<F9>Includes all revenue of the Company.
<F10>Includes all expenses of the Company.
<F11>Includes Minority Interest income.
<F12>Includes income allocated to preferred shareholders.

